Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2017

Purion Platform Continues to Drive Strong Growth in Revenues, Operating Profit and Cash

BEVERLY, Mass. — August 3, 2017—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the second quarter ended June 30, 2017.

The Company reported second quarter revenue of $102.8 million, compared to $86.9 million for the first quarter of 2017. Operating profit for the quarter was $12.5 million, compared to $10.7 million in the first quarter. Net income for the quarter was $13.9 million, or $0.42 per diluted share, compared to net income for the first quarter of 2017 of $9.5 million, or $0.29 per diluted share. Total cash was $115.4 million at June 30, 2017, compared to $76.2 million on March 31, 2017.

In 2017, the Company adopted Accounting Standard Update No. 2016-09 (ASU 2016-09), which addresses accounting for equity compensation expense and related tax effects. In the second quarter, this new standard had a $2.8 million positive impact on our net income and a $0.09 positive impact on earnings per share. This accounting change has no impact on the Company’s operating results or cash flow. Excluding the effect of ASU 2016-09, net income for the quarter would have been $11.1 million, or $0.33 per diluted share.

President and CEO Mary Puma commented, “The Purion platform continued to gain momentum during the quarter, driving robust financial performance and market share gains. The industry remains in a period of strong growth with increased spending in memory and IoT. We’re very pleased that 2017 will be a strong year for Axcelis. With greater visibility into the second half, we now anticipate total 2017 revenues of approximately $380 million with market share between 26 and 28 percent, at the high end of our previous estimates.”

Business Outlook

For the third quarter ending September 30, 2017, Axcelis expects revenues of approximately $95 million. Gross margin in the third quarter is expected to be approximately 38%. Third quarter operating profit is forecasted to be approximately $10-12 million with earnings per diluted share of $0.27-0.31, prior to any tax effect of ASU 2016-09. Total cash for the quarter is expected to be around $120 million.

Second Quarter 2017 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss the Company’s results for the second quarter of 2017. The call will be available to interested listeners via an audio webcast on the Investors page of

Axcelis’ website at www.axcelis.com, or by dialing 866.588.8911 (707.294.1561 outside North America).  Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies, and pass code: 44383784. Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

Adjusting net income to exclude the effects of income tax benefits and provisions of ASU 2016-09 is a non-GAAP financial measure. Since the Company is not a cash income tax payer in the US and ASU 2016-09 has had a significant impact on our reported net income in the second quarter, management will use adjusted net income and adjusted net income per diluted share to assist in our understanding of the Company’s operating and financial performance. The Company believes the presentation of these non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective.  The presentation of supplemental non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with GAAP.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our expectations for increased spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at

www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Revenue:
Product	$96,539	$58,859	$178,517	$121,034
Services	6,251	5,592	11,166	10,938
Total revenue	102,790	64,451	189,683	131,972
Cost of Revenue:
Product	57,689	34,638	104,486	74,902
Services	6,039	4,682	11,421	8,523
Total cost of revenue	63,728	39,320	115,907	83,425

Gross profit	39,062	25,131	73,776	48,547

Operating expenses:
Research and development	11,256	8,478	21,151	17,114
Sales and marketing	7,485	5,790	14,534	11,750
General and administrative	7,791	6,232	14,848	12,274
Restructuring charges	—	—	—	282
Total operating expenses	26,532	20,500	50,533	41,420

Income from operations	12,530	4,631	23,243	7,127

Other (expense) income:
Interest income	111	54	180	108
Interest expense	(1,336)	(1,338)	(2,447)	(2,385)
Other, net	16	(238)	(138)	(297)
Total other expense	(1,209)	(1,522)	(2,405)	(2,574)

Income before income taxes	11,321	3,109	20,838	4,553

Income tax (benefit) provision	(2,611)	172	(2,600)	(332)

Net income	$13,932	$2,937	$23,438	$4,885

Net income per share:
Basic	$0.46	$0.10	$0.78	$0.17
Diluted	$0.42	$0.10	$0.72	$0.16

Shares used in computing net income per share:
Basic weighted average common shares	30,589	29,097	30,183	29,066
Diluted weighted average common shares	33,168	30,701	32,779	30,607

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$108,558	$70,791
Accounts receivable, net	48,561	50,573
Inventories, net	122,574	113,853
Prepaid expenses and other assets	36,639	29,310
Property, plant and equipment, net	31,617	30,840
Restricted cash	6,793	6,864
Total assets	$354,742	$302,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$27,606	$24,996
Accrued compensation	12,170	5,142
Warranty	3,872	2,668
Income taxes	255	240
Deferred revenue	14,902	11,009
Sale leaseback obligation	47,692	47,586
Other liabilities	9,807	9,135
Total liabilities	116,304	100,776

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 75,000 shares authorized; 31,180 shares issued and outstanding at June 30, 2017; 29,518 shares issued and outstanding at December 31, 2016	31	30
Additional paid-in capital	546,491	535,408
Accumulated deficit	(308,266)	(331,704)
Accumulated other comprehensive income (loss)	182	(2,279)
Total stockholders’ equity	238,438	201,455
Total liabilities and stockholders’ equity	$354,742	$302,231